As filed with the Securities and Exchange Commission on April 14, 2010.
Registration No. 333-64988

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

3COM CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2605794
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

3000 Hanover Street, Palo Alto, California	94304
(Address of Principal Executive Offices)	(Zip Code)

3Com Corporation 1994 Stock Option Plan
(Full Title of the Plans)

Paul T. Porrini
3000 Hanover Street
Palo Alto, California 94304
(650) 857-1501
(Name, Address and Telephone Number,
Including Area Code, of Agent for Service)

REMOVAL FROM REGISTRATION
This Post-Effective Amendment, filed by 3Com Corporation, a Delaware corporation (the “Company”), deregisters all securities registered for issuance under the Registration Statement on Form S-8, File No. 333-64988, which was filed with the SEC on July 12, 2001 (the “Registration Statement”).
On April 12, 2010, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 11, 2009, among the Company, Hewlett-Packard Company, a Delaware corporation (“HP”), and Colorado Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of HP (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of HP (the “Merger”). In connection with the Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered but unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 14th day of April, 2010.

3Com corporation
By	/s/ Paul T. Porrini
	Name:	Paul T. Porrini
	Title:	President and Secretary

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